TO BE EFFECTIVE MARCH 24, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                      STRONG HERITAGE RESERVE SERIES, INC.

          The undersigned Vice President of Strong Heritage Reserve Series, Inc. (the "Corporation"), hereby certifies that in accordance with Section
180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Strong Heritage Money Fund Common Stock as the Investor Series of the Strong Heritage Money Fund, as indicated below, and to create the Advisor and Institutional series of the Strong Heritage Money Fund.

          "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                         SERIES          AUTHORIZED NUMBER OF SHARES

Strong Heritage Money Fund    Investor        Indefinite
                              Advisor         Indefinite
                              Institutional   Indefinite
Strong Investors Money Fund                   Indefinite'''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 28, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Advisor or Institutional series of the Strong Heritage Money Fund have been issued.

          Executed in duplicate this 31st day of January, 2000.


                              STRONG HERITAGE RESERVE SERIES, INC.


                              By:     /s/ Stephen J. Shenkenberg
                                      Stephen J. Shenkenberg, Vice President

This instrument was drafted by:

Susan Anne Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051